Exhibit (a)(1)(B)

Letter of Transmittal To Tender Shares of Common Stock

of

YAHOO! INC.

Offer to Purchase for an Aggregate Purchase Price of

Up to $3,000,000,000 of Shares of its Common Stock

Pursuant to the Offer to Purchase, Dated May 16, 2017

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 13, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned represents that I/we have full authority to tender without restriction any certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of common stock, par value $0.001 per share (the “Shares”), of Yahoo! Inc. (“Yahoo” or the “Company”) tendered hereby pursuant to Yahoo’s offer to purchase up to $3,000,000,000 of Shares pursuant to (i) auction tenders at prices equal to (A) the Alibaba VWAP (as defined below), multiplied by (B) multiples specified by the tendering stockholders within the Permitted Range (as defined below), or (ii) purchase price tenders, pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price (as defined below) determined in the Offer (as defined below), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated May 16, 2017 (the “Offer to Purchase”), and in this related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings given in the Offer to Purchase.

Method of delivery of the Shares tendered hereby is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with any certificate(s) representing your Shares, to:

By First Class Mail:	By Overnight Courier or Express Mail:

Computershare	Computershare
Trust Company, N.A.	Trust Company, N.A.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGER OR DTC MAY NOT BE FORWARDED TO THE DEPOSITARY AND MAY NOT CONSTITUTE A VALID DELIVERY.

To effectively tender Shares after 5:00 p.m., New York City time, on the business day immediately preceding the Expiration Date, but prior to 11:59 p.m., New York City time, on the Expiration Date, DTC participants may complete and sign a voluntary offering instructions form and deliver it via facsimile to the Depositary at (617) 360-6810. Immediately after delivering the voluntary offering instructions form, a DTC participant should telephone the Depositary at the telephone number (781) 575-2332 to confirm receipt and determine if any further action is required.

If your Shares are held of record through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Shares after 5:00 p.m., New York City time, on the business day immediately preceding the Expiration Date, you must make arrangements with your nominee for such nominee to fax a voluntary offering instructions form to the Depositary at (617) 360-6810 on your behalf prior to 11:59 p.m., New York City time, on the Expiration Date, in accordance with the procedures described in Section 3 of the Offer to Purchase.

SCAN TO CA VOLUNTARY COY YHOO

Pursuant to the offer of the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $3,000,000,000, or, if the aggregate purchase price of all Shares properly tendered and not properly withdrawn in the Offer is less than $3,000,000,000, all of the Shares properly tendered and not properly withdrawn, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of the Company:

(1) DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3, 14 AND 15)
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (attached additional list if necessary)
Certificated Shares
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Book-Entry Shares Tendered***

Total Shares

* Need not be completed by book-entry stockholders.

** If you wish to tender fewer than all Shares represented by any certificate listed above, please indicate in this column the number of Shares you wish to tender. Unless otherwise indicated, it will be assumed that all Shares represented by certificates described above are being tendered hereby. See Instruction 15.

*** Book Entry Shares held at Computershare must be indicated above otherwise they will not be tendered.

(2) SIGNATURE (SEE INSTRUCTIONS 1 AND 13)
This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith
X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #
Signature Guarantee Medallion (If required - See Instruction 13)
(Title of Officer Signing This Guarantee)
(Name of Guarantor - Please Print)
(Address of Guarantor Firm)

(3) BACKUP WITHHOLDING

PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION” BELOW.

You must sign this Letter of Transmittal in the appropriate space provided above and complete the accompanying IRS Form W-9 or an appropriate IRS Form W-8, as applicable.

YAHOO! INC. LETTER OF TRANSMITTAL

I/we understand that the tender of Shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the Shares or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional list if necessary). If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

1st	2nd	3rd	4th	5th

(4) AUCTION PRICE TENDER: MULTIPLE TO BE USED IN DETERMINING THE PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4):

By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are indicating the multiple to be used in determining the price at which Shares are being tendered. This election could mean that none of the Shares being tendered hereby will be purchased if the multiple checked below is higher than the Final Multiple (as defined below), as determined pursuant to the Offer to Purchase. If you wish to tender different Shares at different multiples, you must complete a separate Letter of Transmittal for each multiple to be used in determining each price at which you tender Shares. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn. (See Section 3 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal).

MULTIPLE TO BE USED IN DETERMINING THE PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER

TENDER OF SHARES

(Stockholders who desire to tender different Shares at different multiples must complete a separate Letter of Transmittal for each multiple to be used in determining each price at which Shares are being tendered.)

☐ Multiple 0.370	☐ Multiple 0.396
☐ Multiple 0.372	☐ Multiple 0.398
☐ Multiple 0.374	☐ Multiple 0.400
☐ Multiple 0.376	☐ Multiple 0.402
☐ Multiple 0.378	☐ Multiple 0.404
☐ Multiple 0.380	☐ Multiple 0.406
☐ Multiple 0.382	☐ Multiple 0.408
☐ Multiple 0.384	☐ Multiple 0.410
☐ Multiple 0.386	☐ Multiple 0.412
☐ Multiple 0.388	☐ Multiple 0.414
☐ Multiple 0.390	☐ Multiple 0.416
☐ Multiple 0.392	☐ Multiple 0.418
☐ Multiple 0.394	☐ Multiple 0.420

(5) PURCHASE PRICE TENDER (SEE INSTRUCTION 5):
☐

By checking this one box instead of one of the multiple boxes under Section 4, “Auction Price Tender: Multiple to be Used in Determining the Price per Share at Which Shares Are Being Tendered,” you are tendering Shares and are willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to “odd lots” priority, proration and conditional tender). Note that this election is deemed to be a tender of Shares at the minimum multiple of 0.370 (which is the lowest multiple within the Permitted Range) and could result in the tendered shares being purchased at the minimum Purchase Price of $37.00 per Share. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)

(6) ODD LOTS (SEE INSTRUCTION 6)

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

(7) CONDITIONAL TENDER

As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own investment or tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me/us, if any are purchased from me/us, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares at or below the Final Multiple and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

(8) SPECIAL PAYMENT INSTRUCTIONS (SEE INSTRUCTIONS 7 AND 13)
If you want your check for cash and/or certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)
Address (Number and Street)	(Name of Guarantor - Please Print)
(City, State & Zip Code)	(Address of Guarantor Firm)
(Taxpayer Identification Number)

(9) SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 8 AND 13)
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mailing certificate(s) and/or check(s) to:	Signature Guarantee Medallion
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)
Address (Number and Street)	(Name of Guarantor - Please Print)
(City, State & Zip Code)	(Address of Guarantor Firm)

(10) LOST OR DESTROYED CERTIFICATE(S) (SEE INSTRUCTION 10)

If your certificate for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact Computershare Trust Company, N.A., the Depositary and the Company’s transfer agent for the Shares, at 1-877-373-6374, for instructions as to obtaining an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted together with this completed Letter of Transmittal in order to receive payment for the Shares you tender. In certain circumstances, you may be required to pay a fee. In addition, a bond may be required to be posted by you to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact Computershare Trust Company, N.A., immediately in order to receive further instructions, to permit timely processing of this documentation, and for a determination as to whether you will need to pay a fee or post a bond.

Ladies and Gentlemen:

The signers of this Letter of Transmittal hereby tender to Yahoo! Inc., a Delaware corporation (“Yahoo” or the “Company”), the above-described Shares pursuant to (i) auction tenders (“Auction Tenders”) at prices equal to (A) the Alibaba VWAP (as defined in the Offer to Purchase), multiplied by (B) multiples specified by tendering stockholders not greater than 0.420 nor less than 0.370 (the “Permitted Range”), provided that in no event will the Purchase Price (as defined below) be less than $37.00 per Share, or (ii) purchase price tenders (“Purchase Price Tenders”) pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer (as defined below), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated May 16, 2017 (the “Offer to Purchase”) and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered pursuant to this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the signers of this Letter of Transmittal hereby sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitute and appoint Computershare Trust Company, N.A. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the signers’ rights with respect to such tendered Shares, to (i) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares or book-entry Shares on the records of DTC, or on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Yahoo upon receipt by the Depositary, as the signers’ agent, of the aggregate purchase price with respect to such tendered Shares, (ii) present certificates for such tendered Shares for transfer on Yahoo’s books and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

The signers of this Letter of Transmittal hereby represent and warrant that the signers have full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when the same are accepted for payment by Yahoo, Yahoo will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The signors will, on request by the Depositary or Yahoo, execute and deliver any additional documents deemed by the Depositary or Yahoo to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall survive the death or incapacity of the signers of this Letter of Transmittal and any obligation of the signers hereunder shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the signers.

The signers of this Letter of Transmittal understand and agree that:

(i)

the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; Yahoo’s acceptance of the tendered Shares will constitute a binding agreement between the signers and Yahoo on the terms and subject to the conditions of the Offer, which agreement shall be governed by and construed in accordance with the laws of the State of New York;

(ii)

it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and until the Expiration Date, such person has a “net long position” in (i) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to Yahoo within the period specified in the

Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to Yahoo within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to Yahoo that (A) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (B) such tender of Shares complies with Rule 14e-4;

(iii)

Yahoo will, upon the terms and subject to the conditions of the Offer, determine a single Purchase Price, not less than $37.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for Shares validly tendered and not validly withdrawn and accepted for payment in the Offer, taking into account the number of Shares so tendered and the multiples specified by tendering stockholders as described in the Offer to Purchase; and

(iv)

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.

Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 2, and after completing all other applicable sections, return this form in the enclosed envelope. If your Shares are represented by physical stock certificates, include the originals in the enclosed envelope as well.

2.

Fill in and sign the accompanying IRS Form W-9 (in the case of a stockholder that is a U.S. person) or provide the appropriate duly executed IRS Form W-8 (in the case of a stockholder that is not a U.S. person).

3.	Please indicate the total number of certificated Shares and/or book-entry Shares you are tendering in Box 1.

4.

Indication of Multiple to be Used in Determining the Price per Share at Which Shares Are Being Tendered. If you want to indicate a specific multiple within the Permitted Range to be used in determining the price at which Shares are being tendered, you must properly complete the pricing section of this Letter of Transmittal (Section 4), which is called “Auction Price Tender: Multiple to be Used in Determining the Price Per Share at Which Shares Are Being Tendered.” You must check only one box in the pricing section. If more than one box is checked or no box is checked, your Shares will not be properly tendered. If you want to tender portions of your Shares at more than one multiple, you must complete a separate Letter of Transmittal for each multiple to be used in determining each price at which you tender Shares. However, the same Shares cannot be tendered at more than one multiple, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

5.

Making a Tender of Shares as a Purchase Price Tender. By checking the box in Section 5 instead of one of the multiple boxes in Section 4 or by completing this Letter of Transmittal without checking one of the multiple boxes in Section 4, you are tendering Shares as a Purchase Price Tender and are agreeing that you are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Shares at the minimum multiple of 0.370 (which is the lowest multiple within the Permitted Range) and could result in the tendered shares being purchased at the minimum Purchase Price of $37.00 per Share. See Section 3 of the Offer to Purchase.

6.

As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all Shares validly tendered before the Expiration Date and not validly withdrawn, the Shares purchased first will consist of all Shares validly tendered at or below the Final Multiple (including by making Purchase Price Tenders) by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 Shares, and who tenders all of the holder’s Shares at or below the Final Multiple (including by making Purchase Price Tenders). This preference will not be available to you unless you complete Box 6 in this Letter of Transmittal and is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Please see the Offer to Purchase for additional information regarding Box 6.

7.

If you want your check for cash and/or certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in Box 8 with the information for the new account name. If you complete Box 8, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. See Instruction 13.

8.

Complete Box 9 only if the proceeds of this transaction and/or any unaccepted Shares are to be transferred to a person other than the registered holder or to a different address. If you complete Box 9, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. See Instruction 13.

9.

The Company will pay all stock transfer taxes, if any, payable on the purchase by the Company of Shares pursuant to the Offer, provided that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of all stock transfer taxes or stamp duties, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes or stamp duties, or exemption from payment of the stock transfer taxes or stamp duties, is submitted to the Depositary. See Section 5 of the Offer to Purchase.

10.

If you do not hold your Shares in book-entry form and you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond with Computershare Trust Company, N.A. To do so through Computershare Trust Company, N.A.’s program, please contact Computershare Trust Company, N.A. for further instructions.

11.

If you want to tender your Shares pursuant to the Offer but (a) the certificates for your Shares are not immediately available, or cannot be delivered to the Depositary within the required time, (b) you cannot comply with the procedure for book-entry transfer on a timely basis, or (c) your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

12.

The Company will determine in its sole discretion the number of Shares to accept and the validity, eligibility and acceptance for payment of any tender. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular Shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. No tender of Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. There is no obligation on the part of the Company, the Dealer Manager, the Depositary or the Information Agent to give notice of any defects or irregularities to stockholders and none of them will incur any liability for failure to give any such notice. See Section 3 of the Offer to Purchase for additional information.

13.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. Signature guarantees are also required if either Box 8, “Special Payment Instructions” or Box 9, “Special Delivery Instructions” are completed. See Instructions 7 and 8 and Section 3 of the Offer to Purchase.

The tendering holder will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

14.	If any of the space provided above is inadequate, the additional information should be listed on a separated signed schedule attached hereto.

15.

Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in Box 1. In that case, if any tendered Shares are purchased, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the expiration of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

16.

To effectively tender Shares after 5:00 p.m., New York City time, on the business day immediately preceding the Expiration Date, but prior to 11:59 p.m., New York City time, on the Expiration Date, DTC participants may complete and sign a voluntary offering instructions form and deliver it via facsimile to the Depositary at (617) 360-6810. Immediately after delivering the voluntary offering instructions form, a DTC participant should telephone the Depositary at the telephone number (781) 575-2332 to confirm receipt and determine if any further action is required.

17.

If your Shares are held of record through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Shares after 5:00 p.m., New York City time, on the business day immediately preceding the Expiration Date, you must make arrangements with your nominee for such nominee to fax a voluntary offering instructions form to the Depositary at (617) 360-6810 on your behalf prior to 11:59 p.m., New York City time, on the Expiration Date, in accordance with the procedures described in Section 3 of the Offer to Purchase.

18.	Please see the Offer to Purchase for additional information.

IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION

This is a summary only of certain U.S. federal income tax considerations. Stockholders are urged to consult with their own tax advisor regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. stockholder tendering Shares must, unless an exemption applies, provide Computershare Trust Company, N.A. (the “Depositary”) with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued) and provide certain other certifications by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a stockholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such stockholder, and payment to such stockholder pursuant to the Offer may be subject to backup withholding (currently at a rate of 28%). All U.S. stockholders tendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. stockholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by timely providing the required information to the IRS.

If the stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the stockholder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain stockholders (including, among others, C corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should provide their proper “Exempt payee” code on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.

Non-U.S. stockholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a non-U.S. stockholder (or a stockholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which forms may be obtained on the IRS website (www.irs.gov)). The Depositary will generally withhold tax at a 30% rate (subject to certain exceptions) on payments made to non-U.S. stockholders pursuant to the Offer, unless the Depositary determines that a reduced rate under an applicable income tax treaty or exemption from withholding is applicable. See Section 14 of the Offer to Purchase.

The foregoing is a summary only of certain U.S. federal income tax considerations. Stockholders are urged to consult their own tax advisor regarding the tax consequences with respect to their particular circumstances and to determine whether they are exempt from these backup withholding and reporting requirements.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained
outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐ Trust/estate

☐   Limitedliability company. Enter the tax classification (C=C  corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐   Other(see instructions)  ▶

	5 Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it  is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701–7).

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Form W-9 (Rev. 12-2014)	Page 3

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

● Generally, individuals (including sole proprietors) are not exempt from backup withholding.

● Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

● Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

● Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS. gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 12-2014)	Page 4

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671- 4(b)(2)(i)(A))	The grantor *
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

● Protect your SSN,

● Ensure your employer is protecting your SSN, and

● Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

This Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Overnight Courier or Express Mail:

Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery should be directed to the Information Agent at the telephone number and location listed below. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free: (877) 750-9498

Banks and Brokers may call collect: (212) 750-5833

The Dealer Manager for the Offer is:

383 Madison Avenue

New York, NY 10179

Call toll free: (877) 371-5947

Direct: (212) 622-4401